EXHIBIT 16.1

August 1, 2023

Securities and Exchange Commission

100 F Street N. W.

Washington, DC 20549-7561

Re: Crona Corp.

Commission File Number 333-216180

We have read the statements being made by Crona Corp. relating to the events described under Item 4.01 of its Form 8-K dated August 1, 2023, and we agree with such statements as they pertain to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Accell Audit & Compliance, P.A.

3001 N. Rocky Point Dr. East, Suite 200 • Tampa, Florida 33607 • 813.367.3527